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                                                                     EXHIBIT 11



                             GROUP 1 SOFTWARE, INC.
                    Computation of Earnings (Loss) Per Share
                     (in thousands, except per share data)
                                   Unaudited

                                                                                              For the Three Month
                                                                                              For the Three-Month
                                                                                             Period ended June 30,
                                                                                             ---------------------
                                                                                          1996                1995(2)
                                                                                         (FY97)                (FY96)
                                                                                         ------                ------
Net earnings (loss)                                                                     $    (169)            $    539

Primary earnings (loss)                                                     (A)         $    (169)                 539
                                                                                            =====                =====
Fully diluted earnings                                                      (B)         $    (169)            $    539
                                                                                            =====                =====
Weighted average shares outstanding                                                         4,293                4,293

Dilutive common stock equivalents for
  primary earnings (loss) per share                                                         ---(1)                  23
                                                                                            -----                -----
Weighted average shares and common
  equivalent shares outstanding for
  primary earnings (loss) per share                                         (C)             4,293                4,316
                                                                                            =====                =====
Additional equivalent shares
  assuming full dilution                                                                      ---                  15
                                                                                            -----                -----
Weighted average shares and common
  equivalent shares for fully diluted
  earnings (loss) per share                                                 (D)             4,293                4,331
                                                                                            =====                =====
Earnings (loss) per share

  Primary                                                                 (A)/(C)       $   (0.04)           $    0.12
                                                                                            =====                =====
  Fully Diluted                                                           (B)/(D)       $   (0.04)           $    0.12
                                                                                            =====                =====

(1) Common stock equivalents not presented in computation of loss per share in the period ending June 30, 1996, due to anti-dilutive effect.

(2) Not presented on the Consolidated Statements of Earnings because fully diluted earnings per share had a differential less than 3% of primary earnings per share.





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